UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2013

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

On April 17, 2013, the Company issued a press release announcing, among other things, (i) its execution of certain amendments to its secured term loans with Hexagon, LLC and its 8% Senior Secured Convertible Debentures, (ii) a delay in filing its Annual Report on Form 10-K, and (iii) its execution of a binding letter agreement with one of its existing debenture holders, pursuant to which such holder agreed to purchase an additional $1.5 million in the Company’s debentures within 90 days and the Company agreed to offer to the existing debenture holders up to $3.5 million in additional debentures, subject to approval by the Company’s board of directors.

On April 18, 2013, the Company issued a press release announcing that it filed its Annual Report on Form 10-K on April 17, 2013. The Company has discussed the delay in filing its Form 10-K with NASDAQ, and does not believe that the delay constitutes material noncompliance with a rule or standard for continued listing on the exchange.

Copies of both press releases are furnished as exhibits to this report.  Such press releases shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01           Financial Statements and Exhibits

(d)  Exhibits.

ExhibitNo.	Description

99.1	Recovery Energy, Inc. Press Release, dated April 17, 2013.

99.2	Recovery Energy, Inc. Press Release, dated April 18, 2013.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer

3